Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our reports dated October 26, 2009, with respect to Western Asset / CitiSM Liquid Reserves, Western Asset / CitiSM U.S. Treasury Reserves, Western Asset / CitiSM Tax Free Reserves, Western Asset / CitiSM California Tax Free Reserves, Western Asset / CitiSM Connecticut Tax Free Reserves and Western Asset / CitiSM New York Tax Free Reserves, each a series of Legg Mason Partners Money Market Trust, as of August 31, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 18, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our report dated October 26, 2009, for Western Asset Money Market Fund and Western Asset Government Money Market Fund, each a series of Legg Mason Partners Money Market Trust, as of August 31, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 18, 2009